SECURITIES AND EXCHANGE
COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2024 (April 23, 2024)

NIKA PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

colorado	000-56234	90-0292940
(State or other jurisdiction of Nika Pharmaceuticals, Inc.)	(Commission File Number)	(IRS Employer Identification No.)

2269 Merrimack Valley Avenue
Henderson, NV 89044
(Address of principal executive offices) (Zip code)

(702)-326-3615
Registrant's telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 2 – Financial Information

Item 2.01 Completion of Acquisition of Assets.

Effective May 9, 2024, Nika Pharmaceuticals, Inc. acquired 100% of Nika Pharmaceuticals, Ltd., a limited liability company registered in Bulgaria with UIC: 175420503. The ownership was acquired from Dimitar SlavchevSavov who is an officer, director and majority shareholder of Nika Pharmaceuticals, Inc. and general manager of Nika Pharmaceuticals, Ltd. for the nominal value of the capital of the company, 5,000 BGN. Nika Pharmaceuticals, Ltd.’s Actual State Certificate and Certificate of Registered Entriesare furnished below as Exhibits20.1 and 20.2 respectively.

With this acquisition, Nika Pharmaceuticals, Inc. becomes the owner of 99.99% in Nika Europe, Ltd. Previously, on April 29, 2024, Nika Pharmaceuticals, Ltd. made a non-monetary in-kind contribution of a production building and land to the capital of Nika Europe, Ltd. The building and land were officially valued at 3,683,800 BGN (2,045,209) USD by three independent evaluators appointed by the Bulgarian Registry Agency. A certified translation of the expertise for the valuation of the contribution in kind is furnished below as Exhibit 20.3.

Simply put, with the May 9, 2024 acquisition of Nika Pharmaceuticals, Ltd., Nika Pharmaceuticals, Inc. becomes the beneficial owner of a factory building and landvalued at 2,045,209 USD, situated in a strategic location in Sofia province, which were originally purchased and renovated by Dimitar Savov at his own personal expense.

Section 8 - Other Events

Item 8.01 Other Events.

On April 23, 2024, Nika Europe, Ltd. signed a Supply Agreement with Shanghai Marya Pharmaceutical Engineering & Project Co., Ltd. for the purchase, supply, and installation of a complete vial production line equipment adhering to Good Manufacturing Practice (GMP) standards, costing $957,670. Dimitar Savov has paid the initial down payment of $191,534 from his personal money. The equipment is scheduled to be produced, delivered, and installed in the Bulgarian production building by the end of Q4, 2024.

Item 9.01 Exhibits

(d) Exhibits

EX20.1	Nika Pharmaceuticals, Ltd. May 9, 2024 Actual State Certificate
EX20.2	Nika Pharmaceuticals, Ltd. May 9, 2024 Certificate of Registered Entries
EX20.3	Nika Europe Ltd. Expertise for the Valuation of In-kind Contribution

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

NIKA PHARMACEUTICALS, INC.

Dated: May 10, 2024	By:	/s/ Dimitar SlavchevSavov
Dimitar SlavchevSavov
Chief Executive Officer,
Director